UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2024

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39480	84-4373308
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of registrant’s principal executive office)	(Zip code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2024, Applied UV, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) pursuant to which the Company sold, in a registered direct offering, an aggregate of (i) 538,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”); and (ii) 1,188,875 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,188,875 shares of Common Stock (the “Pre-Funded Warrant Shares”). The offering price per Share was $1.60 and the offering price per Pre-Funded Warrant was $1.5999.

Each Pre-Funded Warrant is exercisable for one share of Common Stock for $0.0001 immediately upon issuance until all of the Pre-Funded Warrants are exercised in full. The number of Pre-Funded Warrant Shares are subject to adjustments for stock splits, recapitalizations and reorganizations.

The Shares, Pre-Funded Warrants and Pre-Funded Warrants Shares were offered pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-266015), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 12, 2022, as supplemented by a prospectus supplement and accompanying base prospectus dated as of March 27, 2024 filed with the SEC on March 29, 2024 pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In a concurrent private placement, the Company also issued to the Purchasers unregistered warrants (the “Warrants”) to purchase up to an aggregate of 518,065 shares (the “Warrant Shares”) of Common Stock at an exercise price of $16.00 per share, subject to adjustment for reverse stock splits, recapitalizations and reorganizations. The Warrants are immediately exercisable until the date that is five and a half (5½) years from April 1, 2024.

Pursuant to the Registration Rights Agreement entered into between the Company and the Purchasers on March 27, 2024 (the “Registration Rights Agreement”), the Company is required to file a registration statement with the SEC within 30 days after the date of the Securities Purchase Agreement to register the Warrant Shares under the Securities Act and to keep such registration statement effective at all times until no Purchaser owns any Warrants or Warrant Shares.

The issuance of the Warrants pursuant to the Securities Purchase Agreement were made pursuant to the exemption from the registration requirements under the Securities Act available to the Company under Section 4(a)(2) and/or Regulation D promulgated thereunder due to the fact the offering of the Warrants did not involve a public offering of securities.

The Securities Purchase Agreement contained customary representations and warranties. The offering closed on April 1, 2024.

On March 27, 2024, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with Aegis Capital Corp. (the “Placement Agent”) as the exclusive placement agent in connection with the offering. Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the offering and the reimbursement of certain expenses and legal fees.

The Company received net proceeds of approximately $2.4 million from the offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

Pursuant to the Placement Agency Agreement, for a period from March 27, 2024 until December 23, 2024, subject to certain exceptions, neither the Company nor any of its subsidiaries shall (i) offer, sell, issue or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (iii) enter into any agreement or announce the intention to effect any of the foregoing.

In addition, the Company’s directors. executive officers and 5% or greater shareholders agreed that, for a period from March 27, 2024 until December 24, 2024, subject to certain limited exceptions and as applicable, not to directly or indirectly, without the prior written consent of the Placement Agent, (i) offer to sell, sell, contract to sell pledge, grant, lend or otherwise transfer or dispose of our Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities, (iv) enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities subject to customary exceptions or (v) publicly disclose the intention to do any of the foregoing.

If the Company issues shares or securities at a price (the “Subsequent Issuance Price”) that is less than the Warrant’s exercise price, then the exercise price for the Warrant will be adjusted to the Subsequent Issuance Price, of which will not be less than $1.56, or, if the shareholders of the Company approve the adjustment terms of the Warrant, among other things (“Shareholder Approval”), then the exercise price will automatically be reduced to equal the lowest Subsequent Issuance Price with respect to any dilutive issuance that occurred prior to Shareholder Approval being obtained. If the Company enters into a variable rate transaction, the lowest possible issuance price in the variable rate transaction will be used to calculate the adjustment. The number of shares of Common Stock issuable upon exercise of the Warrant shall be proportionately adjusted such that the aggregate exercise price of the Warrant on the issuance date for the Warrant shares then outstanding shall remain unchanged.

In addition, if the Company effects a share split, combination or other similar event and the lowest daily volume weighted average price during the five days prior to the event (“Event Market Price”) is less than the Warrant’s exercise price, then the exercise price for the Warrant will be adjusted to the lowest daily volume weighted average price during such period. If the event occurs prior to Shareholder Approval being obtained, then the exercise price will automatically be reduced to the lowest Event Market Price with respect to any share combination event that occurred prior to Shareholder Approval being obtained. The number of shares underlying each Warrant will increase so that the total value of the Warrant remains the same.

For a one year period following the closing of the offering, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction. This prohibition does not prohibit the Company from entering into a transaction that includes features substantially similar to the adjustments in the Warrants provided such features are no more favorable to any investor in such subsequent transaction.

At any time the Warrant is outstanding, after Shareholder Approval is obtained, the holder may also effect an “alternative cashless exercise” in addition to a “cashless exercise.” In such event, the aggregate number of Warrant Shares issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (i) the aggregate number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (ii) 0.5.

In connection with the offering, the Company entered into the Series A/B Warrant Amendment (the “Amendment”) with the holders of the Series A Warrants and the Series B Warrants, which Amendment amends the original terms of the Series A Warrants and Series B Warrants to include, among other things, that effective immediately following receipt of Shareholder Approval, (i) the exercise price will be reduced to the lower of the then existing exercise price of the Series A Warrants and Series B Warrants and $0.78 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the securities purchase agreement entered into between the Company and the investors in the offering, and subject to further adjustment therein), and (ii) the number of shares underlying the Series A Warrant and Series B Warrant issuable upon exercise will be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the Series A Warrant shares and the Series B Warrant shares, as applicable, then outstanding.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Placement Agency Agreement, Securities Purchase Agreement, Registration Rights Agreement, Amendment, form of Pre-Funded Warrant and form of Warrant, are filed as Exhibits 1.1, 10.1, 10.2, 103., 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, Securities Purchase Agreement, Registration Rights Agreement, Amendment, Pre-Funded Warrant and Warrant are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K (this “Report”) are hereby incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 of this “Report” are hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Information.

On March 27, 2024, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On April 1, 2024, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement dated as of March 27, 2024, by and between Applied UV, Inc. and Aegis Capital Corp.
4.1	Form of Pre-Funded Warrant.
4.2	Form of Warrant.
10.1	Form of Securities Purchase Agreement dated as of March 27, 2024, by and between Applied UV, Inc. and the Purchasers.
10.2	Form of Registration Rights Agreement dated as of March 27, 2024, by and between Applied UV, Inc. and the Purchasers.
10.3	Form of Series A/B Warrant Amendment dated as of March 27, 2024, by and between Applied UV, Inc. and the holders of the Series A warrants and Series B warrants.
99.1	Press Release dated as of March 27, 2024.
99.2	Press Release dated as of April 1, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED UV, INC.

Date: April 2, 2024	By:	/s/ Mike Riccio
	Name:	Mike Riccio
	Title:	Chief Financial Officer

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